Exhibit 3.4

SECOND

AMENDED AND RESTATED

BYLAWS

OF

GAMETECH INTERNATIONAL, INC.,
a Delaware corporation

As Adopted on March 9, 2004

SECOND
AMENDED AND RESTATED
BYLAWS
OF
GAMETECH INTERNATIONAL, INC.

i

ii

AMENDED AND RESTATED BYLAWS

OF

GAMETECH INTERNATIONAL, INC.

ARTICLE I
MEETINGS OF STOCKHOLDERS

          Section 1.1. Place of Meetings. Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.

          Section 1.2. Annual Meetings. If required by applicable law, an annual meeting of the stockholders shall be held for the election of directors and the transaction of such other business as may properly come before the meeting after the close of the Company’s fiscal year on such date and at such time as shall be designated by resolution of the Board of Directors from time to time.

          Section 1.3. Special Meetings. Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation relating to the rights of the holders of any series of preferred stock of the Company, special meetings of stockholders may be called only by the Chairman of the Board of Directors, or by the Board of Directors pursuant to a resolution adopted by the Board of Directors, and may not be called by any other person or persons or in any other manner.

          Section 1.4. Notice of Meetings. A written notice stating the place, date, and hour of each meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case.

          Section 1.5. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date on which the Board of Directors so act and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 1.6. Adjournments Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.7. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.6 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Company or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Company to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          Section 1.8. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

          Section 1.9. Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Company. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

          Section 1.10. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Upon the wilful neglect or refusal of the directors to produce such list at any meeting for the election of directors held at a place, or to open such a list to examination on a reasonably accessible electronic network during any meeting for the election of directors held solely by means of remote communication, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders, or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

          Section 1.11. Action without a Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents thereto in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.

          Section 1.12. Notice for Nominations and Proposals. Nominations of candidates for election as directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or a committee thereof, or (b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 1.12 shall be provided for use at the annual meeting.

Nominations shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in this Section 1.12. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal offices of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address, and residence address of such person, and (ii) the principal occupation or employment of such person; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees, and (ii) the number of shares of Company stock which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

Proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in this Section 1.12. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the number of shares of the Company stock which are beneficially owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

The Board of Directors may reject any nomination by a stockholder or stockholder proposal not timely made in accordance with the requirements of this Section 1.12. If the Board of Directors, or a designated committee thereof, determined that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 1.12 in any respect, the Secretary of the Company shall notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determined that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 1.12 in any respect, then the Board of Directors may reject such stockholder’s nomination or proposal. The Secretary of the Company shall notify a stockholder in writing whether such stockholder’s nomination or proposal has been made in accordance with the time and informational requirements of this Section 1.12. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations or proposals by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination or proposal was made in accordance with the terms of this Section 1.12. If the presiding officer determines that a nomination or proposal was made in accordance with the terms of this Section 1.12, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee or proposal. If the presiding officer determines that a nomination or proposal was not made in accordance with the terms of this Section 1.12, the presiding shall so declare at the annual meeting and the defective nomination or proposal shall be disregarded.

          Section 1.13. Inspectors of Election. The Company may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Company outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Company represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE II

DIRECTORS

          Section 2.1. Powers of Directors. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Company and that are not by statute, the Certificate of Incorporation, or these Bylaws directed to be exercised or performed by the stockholders.

          Section 2.2. Number, Election, and Term of Office. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, as fixed from time to time by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time as may be determined by resolution of the Board of Directors, but no decrease in the number of directors shall change the term of any director in office at the time thereof. Except as hereinafter provided, directors shall be elected at the annual meeting of stockholders, and each director shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Directors need not be stockholders.

          Section 2.3. Vacancies. Unless otherwise restricted by the Certificate of Incorporation and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation relating to the rights of the holders of any series of preferred stock of the Company, any newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, or removal, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, and each director so elected shall hold office until his or her successor is elected and qualified.

          Section 2.4. Regular Meetings of Directors. Regular meetings of the Board of Directors shall be held at such time and place, within or without the State of Delaware, as the Board of Directors shall from time to time determine, and no notice shall be required to be given of any such regular meeting.

          Section 2.5. Special Meetings of Directors. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

          Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors, and except as otherwise provided by these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 2.7. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 2.8. Telephone Participation in Meetings. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

          Section 2.9. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.10. Removal. Any director or the entire Board of Directors may be removed for cause by the holders of a majority of the shares then entitled to vote at an election of directors, subject to any limitations required by applicable law.

ARTICLE III

COMMITTEES

          Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all pages which may require it.

          Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

OFFICERS

          Section 4.1. Enumeration. The officers of the Company shall be elected by the Board of Directors and shall consist of a Chief Executive Officer and/or President, such number of Vice Presidents (if any) as the Board of Directors shall from time to time elect, a Secretary, a Treasurer, and such other officers (if any) as the Board of Directors shall from time to time elect. [The Board of Directors may at any time elect one of its members as Chairman of the Board of the Company, who shall preside at meetings of the Board of Directors and of the stockholders and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors.]

          Section 4.2. Chief Executive Officer or President. The Chief Executive Officer or President shall be the chief executive officer of the Company, and shall have general and active charge and control over the business and affairs of the Company, subject to the Board of Directors. If there shall be no Chairman of the Board, or in his or her absence or inability to act, the Chief Executive Officer or President shall preside at meetings of the Board of Directors and of the stockholders.

          Section 4.3. Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, in the order of their seniority unless otherwise specified by the Board of Directors, shall have all of the powers and perform all of the duties of the Chief Executive Officer or President during the absence or inability to act of the Chief Executive Officer or President. Each Vice President shall also have such other powers and perform such other duties as shall from time to time be prescribed by the Board of Directors or the Chief Executive Officer or President.

          Section 4.4. Secretary. The Secretary shall record the proceedings of the meetings of the stockholders and the Board of Directors in a book to be kept for that purpose, and shall give notice as required by statute or these Bylaws of all such meetings. The Secretary shall have custody of the seal of the Company and of all books, records, and papers of the Company, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

          Section 4.5. Treasurer. The Treasurer shall keep full and accurate accounts of the receipts and disbursements of the Company in books belonging to the Company, shall deposit all moneys, and other valuable effects of the Company in the name and to the credit of the Company in such depositories as maybe designated by the Board of Directors, and shall also have such other powers and perform, such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

          Section 4.6. Other Officers and Assistant Officers. The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Board of

Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

          Section 4.7. Term and Compensation. Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.

ARTICLE V

INDEMNIFICATION

          Section 5.1. Directors and Officers. The Company shall indemnify, to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, each director or officer of the Company who was or is made a party to or witness in or is threatened to be made a party to or a witness in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding.

          Section 5.2. Payment of Expenses. The Company shall pay expenses (including attorneys’ fees and disbursements) incurred by a director or officer of the Company referred to in Section 5.1 hereof in defending or appearing as a witness in any civil or criminal action, suit, or proceeding described in Section 5.1 hereof in advance of the final disposition of such action, suit, or proceeding. The expenses incurred by such director or officer in his capacity as a director or officer of the Company shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts in advance if it shall ultimately be determined that he is not entitled to be indemnified by the Company because he has not met the standard or conduct set forth in the first sentence of Section 5.5 hereof.

          Section 5.3. Permissive Indemnification and Advancement of Expenses. The Company may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding. Subject to the limitations as are set forth in Section 5.2 hereof, the Company may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in an action, suit, or proceeding referred to in this Section 5.3 in advance of the final disposition of such action, suit, or proceeding.

          Section 5.4. Basis of Rights; Other Rights. Each director and officer of the Company shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Company and shall inure to the benefit of the heirs, executors, and administrators of such person.

          Section 5.5. Determination of Indemnification. Any indemnification under this Article shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, did not believe his conduct was unlawful. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reason to believe that such person’s conduct was unlawful.

          Section 5.6. Insurance. The Company may purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity, or arising out of such director’s or officer’s status as such, whether or not the Company would have the power to indemnify such director or officer against such liability under the provisions of this Article. The Company shall not be required to maintain such insurance if it is not available on terms satisfactory to the Board of Directors of if, in the business judgment of the Board of Directors, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. The Company may purchase and maintain insurance on behalf of any person referred to in Section 5.3 hereof against any liability asserted against or incurred by such person in any capacity, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article.

          Section 5.7. Definition - Company. For purposes of this Article, references to “the Company” shall include, in addition to the resulting corporation, and constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          Section 5.8. Definition - Authorized Representative. For the purposes of this Article, the term “authorized representative” shall mean a director, officer, employee, or agent of the Company or of any subsidiary of the Company, or a trustee, custodian, administrator, committee member, or fiduciary of any employee benefit plan established and maintained by the Company or by any subsidiary of the Company, or a person serving another corporation, partnership, joint venture, trust, or other enterprise in any of the foregoing capacities at the request of the Company.

ARTICLE VI

SHARES OF CAPITAL STOCK

          Section 6.1. Issuance of Stock. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

          Section 6.2. Stock Certificates. Certificates for shares of the capital stock of the Company shall be in the form adopted by the Board of Directors, shall be signed by the Chief Executive Officer or President and by the Secretary or Treasurer, and may be sealed with the seal of the Company. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Company.

          Section 6.3. Transfer of Stock. Shares of capital stock of the Company shall be transferred only on the books of the Company, by the holder of record in person or by the holder’s duly authorized representative, upon surrender to the Company of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

          Section 6.4. Lost, Stolen, Destroyed, or Mutilated Certificates. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

          Section 6.5. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Company.

          Section 6.6. Holders of Record. The Company shall be entitled to treat the holder of record of any share or shares of capital stock of the Company as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Company shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

          Section 6.7. Restriction on Transfer. A restriction on the hypothecation, transfer, or registration of transfer of shares of the Company may be imposed either by these Bylaws or by agreement among stockholders of the Company. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.

ARTICLE VII

GENERAL PROVISIONS

          Section 7.1. Corporate Seal. The Company may adopt a seal in such form as the Board of Directors shall from time to time determine.

          Section 7.2. Fiscal Year. The fiscal year of the Company shall be as designated by the Board of Directors from time to time.

          Section 7.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

          Section 7.4. Interested Directors; Quorum. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Section 7.5. Form of Records. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

          Section 7.6. Authorization. All checks, notes, vouchers, warrants, drafts, acceptances, and other orders for the payment of moneys of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 7.7. Financial Reports. Financial statements or reports shall not be required to be sent to the stockholders of the Company, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

          Section 7.8. Effect of Bylaws. No provision in these Bylaws shall vest any property right in any stockholder.

          Section 7.9. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Company. Notice to directors may be given by telegram, telecopier, telephone, or other means of electronic transmission.

ARTICLE VIII

AMENDMENTS

          Unless otherwise restricted by the Certificate of Incorporation, the authority to adopt, amend, or repeal Bylaws of the Company is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the power of the stockholders to adopt, amend, or repeal the Bylaws.